                                                                    Exhibit 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                      (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS              60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                                KBHC FINANCING I
           (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS TRUST AGREEMENT)



            DELAWARE                                     APPLIED FOR
 (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

      10990 WILSHIRE BOULEVARD
      LOS ANGELES, CALIFORNIA                               90024
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                     CAPITAL SECURITIES OF KBHC FINANCING I
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO
                  THE TRUSTEE:

                  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of the Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of May, 1998.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY  /s/ John R. Prendiville
                         ----------------------------------------------
                           JOHN R. PRENDIVILLE
                           VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       May 4, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of KBHC Financing I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           THE FIRST NATIONAL BANK OF CHICAGO



                           BY:  /s/ John R. Prendiville
                               ------------------------------------------
                                    JOHN R. PRENDIVILLE
                                    VICE PRESIDENT

                                    EXHIBIT 7

LEGAL TITLE OF BANK:   THE FIRST NATIONAL BANK OF CHICAGO
ADDRESS:               ONE FIRST NATIONAL PLAZA, STE 0303
CITY, STATE ZIP:       CHICAGO, IL  60670
FDIC CERTIFICATE NO.: 0/3/6/1/8


                                    CALL DATE: 12/31/97 ST-BK: 17-1630 FFIEC 031
                                                                       PAGE RC-1


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC-BALANCE SHEET


                                                                             DOLLAR AMOUNTS IN                       C400
                                                                                 THOUSANDS       RCFD             BIL MIL THOU
                                                                                 ---------       ----             ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) .............                        0081       4,267,336      1.a.
    b. Interest-bearing balances(2) ......................................                        0071       6,893,837      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .........                        1754               0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ......                        1773       5,691,722      2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell ...............................................................                     1350       6,339,940      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C) .............................................................        RCFD            2122      25,202,984      4.a.
    b. LESS: Allowance for loan and lease losses .........................        RCFD            3123         419,121      4.b.
    c. LESS: Allocated transfer risk reserve .............................        RCFD            3128               0      4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) ..............................                        2125      24,783,863      4.d.
5.  Trading assets (from Schedule RD-D) ..................................                        3545       6,703,332      5.
6.  Premises and fixed assets (including capitalized leases) .............                        2145         743,426      6.
7.  Other real estate owned (from Schedule RC-M) .........................                        2150           7,727      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) .......................................                        2130         134,959      8.
9.  Customers' liability to this bank on acceptances outstanding .........                        2155         644,340      9.
10. Intangible assets (from Schedule RC-M) ...............................                        2143         268,501     10.
11. Other assets (from Schedule RC-F) ....................................                        2160       2,004,432     11.
12. Total assets (sum of items 1 through 11) .............................                        2170      58,483,415     12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

LEGAL TITLE OF BANK:    THE FIRST NATIONAL BANK OF CHICAGO
ADDRESS:                ONE FIRST NATIONAL PLAZA, STE 0303
CITY, STATE  ZIP:       CHICAGO, IL  60670
FDIC CERTIFICATE NO.:   0/3/6/1/8

                                    CALL DATE: 09/30/97 ST-BK: 17-1630 FFIEC 031
                                                                       PAGE RC-2


SCHEDULE RC-CONTINUED

                                                                            DOLLAR AMOUNTS IN
                                                                               THOUSANDS                BIL MIL THOU
                                                                               ---------                ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) .......................................        RCON            2200      21,756,846     13.a
       (1) Noninterest-bearing(1) ........................................        RCON            6631       9,197,227     13.a.1
       (2) Interest-bearing ..............................................        RCON            6636         559,619     13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) ................................        RCFN            2200      14,811,410     13.b.
       (1) Noninterest bearing ...........................................        RCFN            6631         332,801     13.b.1
       (2) Interest-bearing ..............................................        RCFN            6636      14,478,609     13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase: .......................................................        RCFD            2800       4,535,422     14
15. a. Demand notes issued to the U.S. Treasury ..........................        RCON            2840          43,763     15.a
    b. Trading Liabilities(from Schedule RC-D) ...........................        RCFD            3548       6,523,239     15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year or less ....................        RCFD            2332       1,360,165     16.a
    b. With a remaining  maturity of than one year through three years                            A547         576,492     16.b
 .   c.  With a remaining maturity of more than three years                                        A548         703,981     16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..............        RCFD            2920         644,341     18
19. Subordinated notes and debentures (2) ................................        RCFD            3200       1,700,000     19
20. Other liabilities (from Schedule RC-G) ...............................        RCFD            2930       1,322,077     20
21. Total liabilities (sum of items 13 through 20) .......................        RCFD            2948      53,987,736     21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ........................        RCFD            3838               0     23
24. Common stock............................. ............................        RCFD            3230         200,858     24
25. Surplus (exclude all surplus related to preferred stock) .............        RCFD            3839       2,999,001     25
26. a. Undivided profits and capital reserves ............................        RCFD            3632       1,273,239     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities............................. ...........................        RCFD            8434          24,096     26.b.
27. Cumulative foreign currency translation adjustments ..................        RCFD            3284          (1,515)    27
28. Total equity capital (sum of items 23 through 27) ....................        RCFD            3210       4,495,679     28
29. Total liabilities and equity capital (sum of items 21 and 28) ........        RCFD            3300      58,483,415     29

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors
    as of any date during 1996                                                    RCFD            6724            N/A      M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4.= Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.